EXHIBIT 99 (B)

FORM OF PROXY —
SUMMIT BANCSHARES INC.

The undersigned shareholder(s) of Summit Bancshares Inc. hereby appoint ______________ and _______________, and any one or more of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Summit Bancshares Inc. standing in the name of the undersigned which the undersigned is entitled to vote at the Special Meeting of Shareholders of Summit Bancshares Inc. to be held on ___________, 2013 at 4:30 p.m. local time, or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the joint Proxy Statement/Prospectus, as follows:

1.  Approval of Merger Agreement.  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 15, 2013 among Commerce Bancshares, Inc., CBI-Kansas, Inc. and Summit Bancshares Inc., and the transactions contemplated by the Agreement and Plan of Merger, including the merger of Summit Bancshares Inc. with CBI-Kansas, Inc.

☐ FOR                  ☐ AGAINST                                ☐ ABSTAIN

The Board of Directors Recommends a Vote FOR Proposal One.

2.  Other Business. The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including, without limitation, upon any proposal to postpone or adjourn the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

I/We ☐ do or ☐ do not expect to attend this meeting.

,2013
Signature	Date

Title (if applicable)

, 2013
Signature(s) if held jointly	Date

,2013
Signature(s) if held jointly	Date

DO NOT STAPLE OR MUTILATE
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

VOTING INSTRUCTIONS

Whether or not you plan to attend the Special Meeting, you are urged to mark, sign, date and promptly return this proxy. Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

1.	Mark your vote for the proposal in one of the boxes on the other side of this card.

2.
Please sign exactly as your name or names appear on your stock certificate(s). Also enter the date joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or in another fiduciary capacity, full title as such should be given.

3.	Mail the completed card with signature in the enclosed reply envelope to:

Summit Bancshares Inc.
Attention:  Wade Edmundson
c/o Summit Bank
5314 Yale, Suite 100
Tulsa, Oklahoma

If you have any questions regarding the completion of this proxy card, please contact Wade Edmundson at (918) 481-8811.